Exhibit 99.1

Appian Announces First Quarter 2018 Financial Results
Subscription revenue increased 36% year-over-year to $25.5 million
Total revenue increased 35% year-over-year to $51.7 million

Reston, VA - May 3, 2018 - Appian (NASDAQ: APPN) today announced financial results for the first quarter ended March 31, 2018.
"At our global user conference last week, we announced native artificial intelligence capabilities and an Intelligent Contact Center application. These features help clients offer better service to their customers," said Matt Calkins, CEO & Founder.
First Quarter 2018 Financial Highlights:

•
Revenue: Subscription revenue was $25.5 million for the first quarter of 2018, up 36% compared to the first quarter of 2017. Total subscriptions, software and support revenue was $27.0 million for the first quarter of 2018, an increase of 26% year over year. Professional services revenue was $24.7 million for the first quarter of 2018, an increase of 46% year over year. Total revenue was $51.7 million for the first quarter of 2018, up 35% compared to the first quarter of 2017. Subscription revenue retention rate was 119% as of March 31, 2018.

•
Operating loss and non-GAAP operating loss: GAAP operating loss was $(10.2) million for the first quarter of 2018, compared to $(3.5) million for the first quarter of 2017. Non-GAAP operating loss was $(8.0) million for the first quarter of 2018, compared to $(3.5) million for the first quarter of 2017.

•
Net loss and non-GAAP net loss: GAAP net loss was $(9.6) million for the first quarter of 2018, compared to $(3.4) million for the first quarter of 2017. GAAP net loss per share attributable to common stockholders was $(0.16) for the first quarter of 2018 based on 60.9 million weighted-average shares outstanding, compared to $(0.10) for the first quarter of 2017 based on 34.3 million weighted-average shares outstanding. Non-GAAP net loss was $(7.3) million for the first quarter of 2018, compared to $(3.4) million for the first quarter of 2017. Non-GAAP net loss per share was $(0.12) for the first quarter of 2018, based on 60.9 million basic and diluted shares outstanding, compared to $(0.06) for the first quarter of 2017, based on 52.4 million basic and diluted shares outstanding.

•
Balance sheet and cash flows: As of March 31 2018, Appian had cash and cash equivalents of $60.9 million. Cash used in operating activities was $(13.8) million for the three months ended March 31, 2018 compared to $3.7 million of cash flow from operating activities for the same period in 2017.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter 2018 Business Highlights:

•
Signed a global agreement with Banco Santander, the largest bank in the Eurozone by market capitalization. Banco Santander will leverage Appian’s platform in the cloud for enterprise process improvement.

•
Named a leader by Forrester Research, Inc. in the analyst firm’s “The Forrester Wave: Cloud-Based Dynamic Case Management, Q1 2018” report. Appian received the highest score in the “Current Offering” category and among the highest scores in the “Strategy” category in the report. Appian also achieved the highest score possible in the "Market approach" and "Planned enhancements" criteria.

•	Extended a strategic alliance relationship with VASS with executive commitments to grow in new markets and acquire new customers.

•	Frost & Sullivan named Appian top 2018 Digital Transformation Platform in Life Sciences & Pharmaceuticals for its cloud-based, low code software application platform.

Financial Outlook:
As of May 3, 2018, guidance for the second quarter 2018 and full year 2018 is as follows:

•	Second Quarter 2018 Guidance:

◦	Subscription revenue is expected to be in the range of $25.8 million and $26.0 million, representing year-over-year growth of between 30% and 31%.

◦	Total revenue is expected to be in the range of $50.2 million and $50.4 million, representing year-over-year growth of between 16% and 17%.

◦	Non-GAAP operating loss is expected to be in the range of $(10.5) million and $(10.1) million.

◦	Non-GAAP net loss per share is expected to be in the range of $(0.18) and $(0.17). This assumes 61.4 million weighted average common shares outstanding.

•	Full Year 2018 Guidance:

◦	Subscription revenue is now expected to be in the range of $107.6 million and $108.6 million, representing year-over-year growth of between 30% and 31%.

◦	Total revenue is now expected to be in the range of $202.0 million and $205.0 million, representing year-over-year growth of between 14% and 16%.

◦	Non-GAAP operating loss is now expected to be in the range of $(38.9) million and $(36.9) million.

◦	Non-GAAP net loss per share is now expected to be in the range of $(0.64) and $(0.61). This assumes 61.6 million non-GAAP weighted average common shares outstanding.

Conference Call Details:
Appian will host a conference call today, May 3, 2018, at 5:00 p.m. ET to discuss the Company’s financial results for the first quarter ended March 31, 2018 and business outlook.
The live webcast of the conference call can be accessed on the Investor Relations page of the Company’s website at http://investors.appian.com. To access the call, please dial (877) 407-0792 in the U.S. or (201) 689-8263 internationally.  Following the call, an archived webcast will be available at the same location on the Investor Relations page.  A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 13678551.
About Appian
Appian (NASDAQ: APPN) provides a leading low-code software development platform that enables organizations to rapidly develop powerful and unique applications. The applications created on Appian’s platform help companies drive digital transformation and competitive differentiation. For more information, visit www.appian.com.
Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and non-GAAP weighted average shares outstanding. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the second quarter and full-year 2018, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscription revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, and the timing of Appian’s recognition of subscription revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 23, 2018 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Staci Mortenson
ICR for Appian
703-442-1091
investors@appian.com

Media Contact
Nicole Greggs
Director, Media Relations

703-260-7868
nicole.greggs@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	As of March 31, 2018	As of December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$60,876	$73,758
Accounts receivable, net of allowance of $400	52,518	55,315
Deferred commissions, current	9,247	9,117
Prepaid expenses and other current assets	7,094	7,032
Total current assets	129,735	145,222
Property and equipment, net	3,359	2,663
Deferred commissions, net of current portion	11,931	12,376
Deferred tax assets	240	281
Other assets	533	510
Total assets	$145,798	$161,052
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,713	$5,226
Accrued expenses	7,059	6,467
Accrued compensation and related benefits	8,932	12,075
Deferred revenue, current	68,753	70,165
Other current liabilities	1,419	1,182
Total current liabilities	88,876	95,115
Deferred tax liabilities	12	87
Deferred revenue, net of current portion	17,055	18,922
Other long-term liabilities	1,227	1,404
Total liabilities	107,170	115,528
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 18,891,315 shares issued and outstanding as of March 31, 2018; 500,000,000 shares authorized and 13,030,081 shares issued and outstanding as of December 31, 2017	2	1
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 42,318,846 shares issued and outstanding as of March 31, 2018; 100,000,000 shares authorized, 47,569,796 shares issued and outstanding as of December 31, 2017	4	5
Additional paid-in capital	144,490	141,268
Accumulated other comprehensive (loss) income	(126)	439
Accumulated deficit	(105,742)	(96,189)
Total stockholders’ equity	38,628	45,524
Total liabilities and stockholders’ equity	$145,798	$161,052

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue:
Subscriptions, software and support	$26,952	$21,444
Professional services	24,744	16,885
Total revenue	51,696	38,329
Cost of revenue:
Subscriptions, software and support	2,628	2,062
Professional services	18,421	10,628
Total cost of revenue	21,049	12,690
Gross profit	30,647	25,639
Operating expenses:
Sales and marketing	22,964	17,003
Research and development	9,870	7,300
General and administrative	8,060	4,849
Total operating expenses	40,894	29,152
Operating loss	(10,247)	(3,513)
Other (income) expense:
Other (income), net	(918)	(499)
Interest expense	13	256
Total other (income)	(905)	(243)
Net loss before income taxes	(9,342)	(3,270)
Income tax expense	211	125
Net loss	(9,553)	(3,395)
Accretion of dividends on convertible preferred stock	—	214
Net loss attributable to common stockholders	$(9,553)	$(3,609)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.16)	$(0.10)
Weighted average common shares outstanding:
Basic and diluted	60,850,521	34,274,718

APPIAN CORPORATION AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Cost of revenue
Subscriptions, software and support	$110	$—
Professional services	220	—
Operating expenses
Sales and marketing	507	—
Research and development	391	—
General and administrative	1,012	—
Total stock-based compensation expense	$2,240	$—

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(9,553)	$(3,395)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	268	219
Deferred income taxes	76	—
Stock-based compensation	2,240	—
Changes in assets and liabilities:
Accounts receivable	1,932	14,304
Prepaid expenses and other assets	(1,085)	(2,771)
Deferred commissions	315	(741)
Accounts payable and accrued expenses	(2,161)	(3,860)
Accrued compensation and related benefits	(2,743)	(1,408)
Other current liabilities	909	100
Deferred revenue	(3,849)	1,393
Other long-term liabilities	(182)	(136)
Net cash (used in) provided by operating activities	(13,833)	3,705
Cash flows from investing activities:
Purchases of property and equipment	(1,036)	(105)
Net cash used in investing activities	(1,036)	(105)
Cash flows from financing activities:
Proceeds from exercise of common stock options	983	—
Net cash provided by financing activities	983	—
Effect of foreign exchange rate changes on cash and cash equivalents	1,004	16
Net (decrease) increase in cash and cash equivalents	(12,882)	3,616
Cash and cash equivalents, beginning of period	73,758	31,143
Cash and cash equivalents, end of period	$60,876	$34,759
Supplemental disclosure of cash flow information:
Cash paid for interest	$8	$248
Cash paid for income taxes	$57	$54
Supplemental disclosure of non-cash financing activities:
Accretion of dividends on convertible preferred stock	$—	$214
Deferred offering costs included in accounts payable and accrued expenses	$—	$1,251

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(10,247)	$(3,513)
Add back:
Stock-based compensation expense	2,240	—
Non-GAAP operating loss	$(8,007)	$(3,513)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(9,553)	$(3,395)
Add back:
Stock-based compensation expense	2,240	—
Non-GAAP net loss	$(7,313)	$(3,395)

Non-GAAP earnings per share:
Non-GAAP net loss	$(7,313)	$(3,395)
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	60,850,521	52,437,876
Non-GAAP net loss per share, basic and diluted	$(0.12)	$(0.06)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.16)	$(0.10)
Add back:
Non-GAAP adjustments to net loss per share	0.04	0.04
Non-GAAP net loss per share, basic and diluted	$(0.12)	$(0.06)

Reconciliation of non-GAAP weighted average shares outstanding, basic and diluted:
GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	60,850,521	34,274,718
Add back:
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	—	18,163,158
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	60,850,521	52,437,876